February 9, 1995


Ms. Janice T. Thede                Mr. Michael Lincoln
Vice President                     Senior Vice President
US Bank                            NationsBank of North Carolina, N.A.
P. O. Box 4412                     Forest Products Group
Portland, OR 97208                 233 South Wacker Drive, Suite 2800
                                   Chicago, IL 60606
Mr. Richard M. Lewis
Vice President
Societe Generale, Southwest Agency
2001 Ross Avenue, Suite 4800
Dallas, TX 75201

Ladies and Gentlemen:

     Medite Corporation ("Medite") and United States National Bank of Oregon, a national bank (U. S. Bank), are parties to a Loan Agreement dated as of July 16, 1993 (the "Original Loan Agreement"). This Original Loan Agreement has been amended by (i) an Assignment and Co-Lender Agreement dated as of April 5, 1994 providing for the participation of NationsBank of North Carolina, N.A. and Societe Generale, Southwest Agency (collectively with U.S. Bank, the "Banks"); and, (ii) an Extension Agreement dated as of September 30, 1994. The Original Loan Agreement together with the Assignment and Co-Lender Agreement and, the Extension Agreement are hereinafter referred to as the Loan Agreement.

     Medite desires to declare and pay, effective as of February 1, 1995, to Valcor, Inc., the holder of 100% of Medite's common stock ("Valcor"), a dividend in the form of 1,000 shares of Medite Corporation Series A, 12% Cumulative Preferred Stock having a per share redemption value of $50,000 (the "Shares"), such action hereinafter referred to as the Distribution. The form of the Certificate of Designation of the Shares to be distributed is attached hereto.

     Medite requests (i) the Banks consent to payment of the Distribution and
(ii) the Banks waiver, until January 2, 1996, of any defaults under the Loan Agreement arising as a result of the Distribution (the "Consent and Waiver"). In consideration for the Consent and Waiver, Medite agrees that it will make no payments (redemption, dividends or otherwise) to Valcor with respect to the Shares without the prior written authorization of the Banks.

     Please acknowledge your agreement as of February 1,1995, to the Consent and Waiver contained herein by signing in the space provided below.

                                   Very truly yours,



                                   MEDITE CORPORATION







                                   Bobby D. O'Brien
                                   Vice President - Finance

UNITED STATES NATIONAL BANK   NATIONSBANK OF NORTH
  OREGON, as Lender and as Agent           NORTH CAROLINA, NA.


By:___________________________          By:____________________________

Title:_________________________         Title:__________________________

SOCIETE GENERALE,
SOUTHWEST AGENCY


By:____________________________

Title:___________________________